ARTICLES OF INCORPORATION

                                       OF

                                 ACE INVESTMENTS

         WE, THE UNDERSIGNED natural persons of the age of twenty-one years or more, acting as incorporators of a corporation under the Utah

         Business Corporation Act adopt the following Articles of Incorporation for such corporation.


                                    ARTICLE I

                                 CORPORATE NAME

                The name of this corporation is Ace Investments.

                                   ARTICLE II

                             DURATION OF CORPORATION

                The duration of this corporation is "perpetual".

                                   ARTICLE III

                               CORPORATE PURPOSES

     The purpose for which this corporation is organized is for investment and to acquire other business entities or investments, and all matters related or ancillary thereto and to do all things and engage in all lawful transactions which a corporation organized under the laws of the State of Utah might do or engage in, even though not expressly stated herein.

                                   ARTICLE IV

                                 CAPITALIZATION

     The aggregate number of shares which this corporation shall have authority to issue is FIFTY MILLION (50,000,000) shares of $0.001 par value common stock. All stock of the corporation shall be of the same class and shall have the same rights and preferences. Fully paid stock of this corporation shall not be liable to any further call or assessment.

                                    ARTICLE V

                          PRE-EMPTIVE RIGHTS ABOLISHED

     The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation.

                                   ARTICLE VI

                               COMMENCING BUSINESS

     This corporation will not commence business until consideration of a value of at least $l,000 has been received for the issuance of shares.

                                   ARTICLE VII


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                                INTERNAL AFFAIRS

     The Directors shall adopt Bylaws which are not inconsistent with law or these Articles for the regulation and management of the affairs of the corporation. These Bylaws may be amended from time to time or repealed pursuant to laws.

                                  ARTICLE VIII

                           REGISTERED OFFICE AND AGENT

     The address of this corporation's initial registered office and name of its original registered agent at such address is:

                               Richard J. Lawrence

                                    Suite 777

                              175 South West Temple

                            Salt Lake City, UT 84101

                                   ARTICLE IX

                                    DIRECTORS

     The Board of Directors shall consist of not less than three (3) nor more than nine (9) members as the Board of Directors may itself from time to time determine. The names and addresses of persons who are to serve as Directors until the first meeting of stockholders, or until their successors be elected and qualify are:

                  NAME                                        ADDRESS

          R. Kirk Blosch                              2686 S. Filmore
                                                      Salt Lake City, Utah 84106

          Jeff W. Holmes                              9834 S. Riggs Circle
                                                      Sandy, Utah 84092

          Richard J. Lawrence                         1532 S. Charlene Drive
                                                      Bountiful, Utah 84010



                                    ARTICLE X

                                  INCORPORATORS

                  The name and address of each Incorporator is:

                  NAME                                         ADDRESS

         R. Kirk Blosch                               2686 S. Filmore
                                                      Salt Lake City, Utah 84106

         Jeff W. Holmes                               9834 S. Riggs Circle
                                                      Sandy, Utah 84092

         Richard J. Lawrence                          1532 S. Charlene Drive
                                                      Bountiful, Utah 84010

                                   ARTICLE XI

                        OFFICERS AND DIRECTORS CONTRACTS

        No contract or other transaction between this corporation and any other corporation shall be affected by the fact that a Director or officer of this corporation is interested in or is a Director or officer of such other corporation; and any Director, individually or jointly, may be a party to or may be interested in any corporation or transaction of this corporation or in which this corporation is interested; and no contract or other transaction of this corporation with any person, firm or corporation shall be affected by the fact that any Director of this corporation is a party to or is interested in such contract, act or transaction or any way connected with such person, firm or corporation, and every person who may become a Director of this corporation is hereby relieved from liability that might otherwise exist from contracting with the corporation for the benefit of himself or any firm, association or corporation in which he may be in any way interested, provided said Director acts in good faith.

                       DATED this 26th day of March, 1985.

                                            /S/ R. KIRK BLOSCH
                                            R. KIRK BLOSCH

                                            /S/ JEFF W. HOLMES
                                            JEFF W. HOLMES

                                            /S/ RICHARD J. LAWRENCE
                                            RICHARD J. LAWRENCE

STATE OF UTAH              )
:ss.
COUNTY OF SALT LAKE        )

        I, THE UNDERSIGNED, a Notary public, hereby certify that on the 26th day of March, 1985, R. Kirk Blosch, Jeff W. Holmes and Richard J. Lawrence personally appeared before me who being by me first duly sworn severally declared that they are the persons who signed the foregoing document as incorporators and that the statements therein contained are true.

        DATED this 26th day of March, 1985.

                                  /S/ VALERIE WANLASS
                                  Notary Public

My commission expires:            Residing at:
/S/ 11-21-87                      /S/ Salt Lake City, UT